Exhibit 8

Execution Version

WAIVER AND ASSIGNMENT AGREEMENT

THIS ASSIGNMENT OF INDEBTEDNESS (this “Agreement”), dated as of October 1, 2014 (the “Effective Date”), is among ENTERPRISE PRODUCTS OPERATING LLC, a Texas limited liability company (the “New Lender”); OILTANKING FINANCE B.V., a private limited company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Prior Lender”) and OILTANKING BEAUMONT PARTNERS, L.P., a Delaware limited partnership (“Borrower”).

RECITALS:

WHEREAS, Borrower and the Prior Lender have heretofore entered into (i) a certain Loan Agreement dated as of December 21, 2009 (the “2009 First Loan Agreement”), pursuant to which the Prior Lender has made loans to Borrower and (ii) a certain Loan Agreement dated as of December 21, 2009 (the “2009 Second Loan Agreement” and, together with the 2009 First Loan Agreement, the “Loan Agreements”), pursuant to which the Prior Lender has made loans to Borrower;

WHEREAS, concurrently with the execution of this Agreement, Enterprise Products Partners L.P., a Delaware limited partnership and a member of the New Lender (“Enterprise”), Oiltanking Holding Americas, Inc., a Delaware corporation (“OTA”) and the sole member of OTLP GP, LLC, a Delaware limited liability company (“Oiltanking GP”) and the general partner of Oiltanking Partners, L.P., a Delaware limited partnership (“Oiltanking MLP”) and the sole member of OTB GP, LLC, a Delaware limited liability company (“OTB GP”) and the general partner of Borrower, and OTB Holdco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of OTA (“OTB Holdco”), are entering into that certain Contribution and Purchase Agreement (the “Contribution Agreement”), providing for, among other things, the contribution of (i) all of the outstanding equity interests in Oiltanking GP and (ii) all of the limited partner interests in Oiltanking MLP owned by OTA and OTB Holdco, to Enterprise (the “Contribution”);

WHEREAS, as a result of the Contribution, Borrower shall cease to be, directly or indirectly, owned or controlled by Oiltanking GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany (“Oiltanking GmbH”), which would, absent any amendment or waiver, constitute an Event of Default under each Loan Agreement;

WHEREAS, in connection with the Contribution, Borrower, the Prior Lender and the New Lender desire to amend each of the Loan Agreements in order renew and continue, but not novate and discharge, and to replace the Prior Lender with the New Lender as the “Lender” for all purposes under the Loan Agreements, and make certain other amendments thereto, with each such amendment in the form attached as Exhibit A-1 and Exhibit A-2 hereto (the “Amendments”); and

WHEREAS, in connection with the Amendments, the New Lender desires to purchase from the Prior Lender, and the Prior Lender is willing to sell and assign to the New Lender, all right, title and interest of the Prior Lender in and to the Loan Agreements and all outstanding indebtedness owed to the Prior Lender under the Loan Agreements (the “Existing Indebtedness”).

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Assignment. The Prior Lender has TRANSFERRED, ASSIGNED, SOLD, GRANTED AND CONVEYED and does hereby TRANSFER, ASSIGN, SELL, GRANT AND CONVEY without recourse or warranty, except with respect to the representations made in Section 3(a) below, all right, title and interest of the Prior Lender in and to the Existing Indebtedness and the Loan Agreements unto the New Lender and its successors and assigns, and all powers, benefits, rights, titles and interests owned or held by the Prior Lender under the Loan Agreements; TO HAVE AND TO HOLD the Existing Indebtedness and the Loan Agreements, together with all rights, titles, interests, privileges, claims, priorities, demands and equities related thereto, unto the New Lender and its successors and assigns forever. In consideration and exchange for the assignment contained in the immediately preceding sentence, the New Lender shall transfer to the Prior Lender in immediately available funds an amount equal to the sum of the Existing Indebtedness and all accrued but unpaid interest as of the date hereof, which amount is set forth as the Aggregate Purchase Amount on Schedule I attached hereto.

SECTION 2. Certain Consents and Waivers.

(a)	Borrower hereby consents to all assignments and transfers contained herein or contemplated hereby.

(b)	Each of the Prior Lender and the New Lender hereby consents to and waives any Event of Default (as defined in the Loan Agreements (including as amended by the Amendments)) that may be triggered in connection with the Contribution, in each case for all purposes under the Loan Agreements (including as amended by the Amendments).

SECTION 3. Representations and Warranties.

(a)	The Prior Lender enters into this Agreement and makes the assignments hereunder without recourse, representation or warranty of any kind, whether express, implied, statutory or otherwise, except that the Prior Lender represents to the New Lender as follows:

(i) it is the legal and beneficial owner of the Existing Indebtedness and its rights and interests under the Loan Agreements, free and clear of all liens, participations or other adverse claim of any nature whatsoever;

(ii) it has not made or consented to any agreement that subordinates any of the Existing Indebtedness to any loans, notes or other indebtedness owed by Borrower to any other person;

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(iii) the aggregate principal amount of the Existing Indebtedness and the accrued and unpaid interest thereon, in each case as of the date hereof, are correctly set forth on Schedule I attached hereto;

(iv) after giving effect to this Agreement, no Event of Default, and no event or condition that, with the giving of notice or the passing of time or both, would constitute an Event of Default, exists;

(v) it has delivered true, correct and complete copies of the Loan Agreements to the New Lender and no other agreements, instruments, promissory notes, mortgages, security agreements or other documents exist between the Prior Lender and Borrower with respect to the Existing Indebtedness;

(vi) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and

(vii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Prior Lender, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(b)	The New Lender represents and warrants to the Prior Lender as follows:

(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(ii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the New Lender, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(iii) it is sophisticated with respect to decisions to acquire assets of the type acquired hereby;

(iv) it has received a copy of each Loan Agreement and the Amendments, and has received or has been accorded the opportunity to receive such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Existing Indebtedness; and

(v) it has, independently and without reliance upon the Prior Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

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(c)	Borrower represents to the Prior Lender and the New Lender as follows:

(i) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

(ii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(iii) after giving effect to this Agreement, the Loan Agreements (as amended by the Amendments), constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms and any and all liens, claims, rights, titles, interests and benefits created and granted by the Loan Agreements (as amended by the Amendments) shall continue to exist, remain valid and subsisting, shall not be impaired, released, novated or discharged, shall remain in full force and effect and are hereby renewed, extended, carried forward and conveyed to secure payment and performance of Borrower’s obligations under the Loan Agreements (as amended by the Amendments);

(iv) after giving effect to this Agreement, no Event of Default, and no event or condition that, with the giving of notice or the passing of time or both, would constitute an Event of Default, exists; and

(v) the representations and warranties of Borrower contained in the Loan Agreements are true and correct as though made as of the date hereof (except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date).

SECTION 4. Disclaimer. Except as expressly provided in Section 3(a) of this Agreement, the Prior Lender assumes no responsibility, and makes no representation or warranty to the New Lender, with respect to the Loan Agreements or the Existing Indebtedness. By execution of this Agreement, the New Lender acknowledges that, except as expressly provided in Section 3(a) of this Agreement, no representation or warranty is being made by the Prior Lender in connection with this Agreement.

SECTION 5. Conditions to Effectiveness. This Agreement shall become effective upon (a) execution and delivery of this Agreement by each party hereto, (b) execution and delivery of each Amendment by each party thereto and (c) the receipt by the Prior Lender in immediately available funds of an amount equal to the Aggregate Purchase Amount set forth on Schedule I attached hereto.

SECTION 6. INDEMNIFICATION OF PRIOR LENDER. BORROWER RATIFIES, CONFIRMS, COVENANTS AND AGREES THAT THE INDEMNIFICATION PROVISIONS OF SECTION 19 OF EACH LOAN AGREEMENT SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE PRIOR LENDER AND THE CONSUMMATION OF THE ASSIGNMENT AND OTHER TRANSACTIONS CONTEMPLATED HEREBY AND SHALL REMAIN IN FULL FORCE AND EFFECT.

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SECTION 7. Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

SECTION 8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the different parties on different counterparts and once executed by all parties hereto be deemed to be an original and all of which shall constitute together but one and the same Agreement.

SECTION 9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 10. Governing Law; Entire Agreement. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF TEXAS.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Indebtedness to be executed by their respective officers thereunto duly authorized as of the date first above written.

OILTANKING FINANCE B.V., as Prior Lender

By:	/s/ Claus-Georg Nette
Name:	Claus-Georg Nette
Title:	Attorney-in-Fact

ENTERPRISE PRODUCTS OPERATING LLC, as New Lender

By: Enterprise Products OLPGP, Inc., its sole manager

By:	/s/ Michael A. Creel
Name:	Michael A. Creel
Title:	President and Chief Executive Officer

OILTANKING BEAUMONT PARTNERS, L.P., as Borrower

By: OTB GP, LLC, its general partner

By:	/s/ Kenneth F. Owen
Name:	Kenneth F. Owen
Title:	President and Chief Executive Officer

Signature Page to Waiver and Assignment Agreement

(Oiltanking Beaumont Partners, L.P.)

SCHEDULE I

	Outstanding Principal Indebtedness	Interest Payable as of October 1, 2014	Purchase Amount
2009 First Loan Agreement	$4,000,000.00	$0.00	$4,000,000.00
2009 Second Loan Agreement	4,800,000.00	0.00	4,800,000.00

Total	$8,800,000.00	$0.00	$8,800,000.00

	Aggregate Purchase Amount		$8,800,000.00

Schedule I

Exhibit A-1

Form of Amendment to First 2009 Loan Agreement

ADDENDUM NO. 1 TO

LOAN AGREEMENT

THIS ADDENDUM NO. 1 (this “Addendum”), dated as of October 1, 2014 (the “Effective Date”), to that certain Loan Agreement dated as of December 21, 2009 (the “Agreement”), by and between OILTANKING BEAUMONT PARTNERS, L.P., a Delaware limited partnership, as Borrower (“Borrower”) and OILTANKING FINANCE B.V., a private limited company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, as Lender (the “Prior Lender”), is made by and among ENTERPRISE PRODUCTS OPERATING LLC, a Texas limited liability company (the “New Lender”), the Prior Lender and Borrower.

RECITALS:

WHEREAS, concurrently with the execution of this Addendum, Enterprise Products Partners L.P., a Delaware limited partnership and a member of the New Lender (“Enterprise”), Oiltanking Holding Americas, Inc., a Delaware corporation (“OTA”) and the sole member of OTLP GP, LLC, a Delaware limited liability company (“Oiltanking GP”) and the general partner of Oiltanking Partners, L.P., a Delaware limited partnership (“Oiltanking MLP”) and the sole member of OTB GP, LLC, a Delaware limited liability company (“OTB GP”) and the general partner of Borrower, and OTB Holdco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of OTA (“OTB Holdco”), are entering into that certain Contribution and Purchase Agreement (the “Contribution Agreement”), providing for, among other things, the contribution of (i) all of the outstanding equity interests in Oiltanking GP and (ii) all of the limited partner interests in Oiltanking MLP owned by OTA and OTB Holdco, to Enterprise (the “Contribution”);

WHEREAS, as a result of the Contribution, Borrower shall cease to be, directly or indirectly, owned or controlled by Oiltanking GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany (“Oiltanking GmbH”), which would, absent any amendment or waiver, constitute an Event of Default under the Agreement;

WHEREAS, in connection with the Contribution, Borrower, the Prior Lender and the New Lender desire to amend the Agreement in order to renew and continue, but not novate and discharge, and to replace the Prior Lender with the New Lender as “Lender” for all purposes under the Agreement and to make certain other amendments as set forth herein.

NOW, THEREFORE, Borrower, the Prior Lender and the New Lender agree as follows:

SECTION 12. Amendments.

(a)	Replacement of Lender. Each reference to the Prior Lender in the Agreement shall be replaced with a reference to the New Lender, and the New Lender shall be considered the “Lender” for all purposes under the Agreement.

(b)	Article 1(a). Article 1(a) shall be amended to result in the deletion of the definition for “PMP” and the addition of the following definitions:

“Enterprise means Enterprise Products Partners L.P., a Delaware limited partnership.

Person means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

Wholly Owned Subsidiary means with respect to Enterprise, any Person in which Enterprise, directly or indirectly, beneficially owns at least 95% of both the ownership interest (determined by equity or economic interests) in, and the voting control of, such Person.”

(c)	Article 9, Section 1(l). Article 9, Section 1(l) is amended and restated in its entirety to read as follows: “The Borrower ceases to be, directly or indirectly, owned or controlled by Enterprise;”

(d)	Article 11(b). Article 11(b) is amended and restated in its entirety to read as follows: “In this Clause Change of Law means the introduction of any change in (or in the interpretation, administration or application of) any law or regulation applicable to Lender.”

(e)	Article 13(b). Article 13(b) is amended and restated in its entirety to read as follows:

“(b)	The Lender may at any time assign or transfer all or any of its rights and obligations under this Agreement to any Wholly Owned Subsidiary of Enterprise.”

(f)	Article 17(a). Article 17(a) is amended and restated in its entirety to read as follows.

“(a) in writing and duly addressed as follows (or such other address may be modified) in writing to:

(i)	the Lender:

Enterprise Products Operating LLC

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

Attn: General Counsel

Fax: (281) 877-7612

(i)	the Borrower:

Oiltanking Beaumont Partners, L.P.

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

Attn: Chief Executive Officer

Fax: (281) 887-8000

(g)	Article 20(a). Article 20(a) is amended and restated in its entirety to read as follows.

“(a)	This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of laws of any other jurisdictions.”

(h)	Article 20(b). Article 20(b) is amended and restated in its entirety to read as follows.

“(b)	Each party hereto submits to the jurisdiction of the state districts courts in Houston, Texas, or, if such courts shall not have jurisdiction, any Federal court of the United States of America located in the Southern District of the State of Texas, in any action or proceeding arising out of or relating to this Agreement.”

SECTION 13. Effectiveness; No Other Amendments. This Addendum will be effective as of the date first above written. Except as set forth in Section 1, the Agreement and all terms, conditions and definitions thereof shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective officers thereunto duly authorized as of the date first above written.

OILTANKING FINANCE B.V., as Prior Lender

By:
Name: Claus-Georg Nette
Title: Attorney-in-Fact

ENTERPRISE PRODUCTS OPERATING LLC, as New Lender

By: Enterprise Products OLPGP, Inc., its sole manager

By:
Name: Michael A. Creel
Title: President and Chief Executive Officer

OILTANKING BEAUMONT PARTNERS, L.P., as Borrower

By: OTB GP, LLC, its general partner

By:
Name: Kenneth F. Owen
Title: President and Chief Executive Officer

Signature Page to Addendum No. 1 to Loan Agreement

(Oiltanking Beaumont Partners, L.P.)

Exhibit A-2

Form of Amendment to Second 2009 Loan Agreement

ADDENDUM NO. 1 TO

LOAN AGREEMENT

THIS ADDENDUM NO. 1 (this “Addendum”), dated as of October 1, 2014 (the “Effective Date”), to that certain Loan Agreement dated as of December 21, 2009 (the “Agreement”), by and between OILTANKING BEAUMONT PARTNERS, L.P., a Delaware limited partnership, as Borrower (“Borrower”) and OILTANKING FINANCE B.V., a private limited company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, as Lender (the “Prior Lender”), is made by and among ENTERPRISE PRODUCTS OPERATING LLC, a Texas limited liability company (the “New Lender”), the Prior Lender and Borrower.

RECITALS:

WHEREAS, concurrently with the execution of this Addendum, Enterprise Products Partners L.P., a Delaware limited partnership and a member of the New Lender (“Enterprise”), Oiltanking Holding Americas, Inc., a Delaware corporation (“OTA”) and the sole member of OTLP GP, LLC, a Delaware limited liability company (“Oiltanking GP”) and the general partner of Oiltanking Partners, L.P., a Delaware limited partnership (“Oiltanking MLP”) and the sole member of OTB GP, LLC, a Delaware limited liability company (“OTB GP”) and the general partner of Borrower, and OTB Holdco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of OTA (“OTB Holdco”), are entering into that certain Contribution and Purchase Agreement (the “Contribution Agreement”), providing for, among other things, the contribution of (i) all of the outstanding equity interests in Oiltanking GP and (ii) all of the limited partner interests in Oiltanking MLP owned by OTA and OTB Holdco, to Enterprise (the “Contribution”);

WHEREAS, as a result of the Contribution, Borrower shall cease to be, directly or indirectly, owned or controlled by Oiltanking GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany (“Oiltanking GmbH”), which would, absent any amendment or waiver, constitute an Event of Default under the Agreement;

WHEREAS, in connection with the Contribution, Borrower, the Prior Lender and the New Lender desire to amend the Agreement in order to renew and continue, but not novate and discharge, and to replace the Prior Lender with the New Lender as “Lender” for all purposes under the Agreement and to make certain other amendments as set forth herein.

NOW, THEREFORE, Borrower, the Prior Lender and the New Lender agree as follows:

SECTION 14. Amendments.

(a)	Replacement of Lender. Each reference to the Prior Lender in the Agreement shall be replaced with a reference to the New Lender, and the New Lender shall be considered the “Lender” for all purposes under the Agreement.

(b)	Article 1(a). Article 1(a) shall be amended to result in the deletion of the definition for “PMP” and the addition of the following definitions:

“Enterprise means Enterprise Products Partners L.P., a Delaware limited partnership.

Person means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

Wholly Owned Subsidiary means with respect to Enterprise, any Person in which Enterprise, directly or indirectly, beneficially owns at least 95% of both the ownership interest (determined by equity or economic interests) in, and the voting control of, such Person.”

(c)	Article 9, Section 1(l). Article 9, Section 1(l) is amended and restated in its entirety to read as follows: “The Borrower ceases to be, directly or indirectly, owned or controlled by Enterprise;”

(d)	Article 11(b). Article 11(b) is amended and restated in its entirety to read as follows: “In this Clause Change of Law means the introduction of any change in (or in the interpretation, administration or application of) any law or regulation applicable to Lender.”

(e)	Article 13(b). Article 13(b) is amended and restated in its entirety to read as follows:

“(b)	The Lender may at any time assign or transfer all or any of its rights and obligations under this Agreement to any Wholly Owned Subsidiary of Enterprise.”

(f)	Article 17(a). Article 17(a) is amended and restated in its entirety to read as follows.

“(a) in writing and duly addressed as follows (or such other address may be modified) in writing to:

(i)	the Lender:

Enterprise Products Operating LLC

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

Attn: General Counsel

Fax: (281) 877-7612

(i)	the Borrower:

Oiltanking Beaumont Partners, L.P.

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

Attn: Chief Executive Officer

Fax: (281) 887-8000

(g)	Article 20(a). Article 20(a) is amended and restated in its entirety to read as follows.

“(a)	This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of laws of any other jurisdictions.”

(h)	Article 20(b). Article 20(b) is amended and restated in its entirety to read as follows.

“(b)	Each party hereto submits to the jurisdiction of the state districts courts in Houston, Texas, or, if such courts shall not have jurisdiction, any Federal court of the United States of America located in the Southern District of the State of Texas, in any action or proceeding arising out of or relating to this Agreement.”

SECTION 15. Effectiveness; No Other Amendments. This Addendum will be effective as of the date first above written. Except as set forth in Section 1, the Agreement and all terms, conditions and definitions thereof shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective officers thereunto duly authorized as of the date first above written.

OILTANKING FINANCE B.V., as Prior Lender

By:
Name: Claus-Georg Nette
Title: Attorney-in-Fact

ENTERPRISE PRODUCTS OPERATING LLC, as New Lender

By: Enterprise Products OLPGP, Inc., its sole manager

By:
Name: Michael A. Creel
Title: President and Chief Executive Officer

OILTANKING BEAUMONT PARTNERS, L.P., as Borrower

By: OTB GP, LLC, its general partner

By:
Name: Kenneth F. Owen
Title: President and Chief Executive Officer

Signature Page to Addendum No. 1 to Loan Agreement

(Oiltanking Beaumont Partners, L.P.)